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                                                                   EXHIBIT 10.46


                             NOTICE TO DISTRIBUTORS


                            Dated As Of July 18, 2002


                                    Regarding


                 Amendment To The Agreements Of Distributorship


                                     Between


                          HERBALIFE INTERNATIONAL, INC.


                                       And


                           EACH HERBALIFE DISTRIBUTOR



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                   AMENDMENT TO AGREEMENTS OF DISTRIBUTORSHIP

        THIS AMENDMENT TO THE AGREEMENTS OF DISTRIBUTORSHIP ("Amendment") is made and entered into as of July 18, 2002 by HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the "Company"), for the benefit of all of the Company's existing and future independent distributors that meet (and continue to meet) the requirements to become (or remain) a distributor according to Company policy ("Distributors").

                                    RECITALS

        A. Whereas the Company distributes its products through individuals acting as independent distributors.

        B. Whereas the Company acknowledges the importance of its Distributors to the ongoing success and growth of the Company.

        C. Whereas the Company has operated for years based on paying its Distributors under the Company Sales and Marketing Plan and utilizing its Distributors as its exclusive means of distribution for the sale of Herbalife products.

        D. Whereas the Distributors, to continue as Herbalife Distributors, desire assurances that no material changes adverse to the Distributors will be made to the existing Company Sales and Marketing Plan or the use of Distributors as the exclusive means of distribution of Herbalife products.

        E. Whereas in consideration for the Company giving assurances that no material changes adverse to the Distributors will be made to the existing Company Marketing Plan or to its use of Distributors as the exclusive means of distribution of Herbalife products, the Distributors will continue to distribute Herbalife products following the consummation of the proposed merger pursuant to the Agreement and Plan of Merger by and among the Company, WH Acquisition Corp. and WH Holdings (Cayman Islands) Ltd. dated as of April 10, 2002.

        NOW, THEREFORE, in consideration of the foregoing, the receipt and adequacy of which is hereby acknowledged, the Company agrees as follows:

        1. Distribution of Company Products by Independent Distributors. The Company agrees to continue to distribute its products exclusively through individuals acting as independent Distributors. Such Distributors will be encouraged both to sell products directly to customers and (subject to compliance with any applicable law) to develop their own networks of individuals acting as independent Distributors. Subject to compliance with any applicable law (United States federal, state or local, and the laws of any other governmental authority with jurisdiction over the Company), the Company also agrees not to materially change the existing requirements for becoming a Distributor, which will continue to be minimal and non-burdensome.



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        In connection with the distribution of the Company's products, the
Company shall therefore not (i) adopt any strategy which would entail multiple distribution channels, (ii) enter into any exclusive sales agreement, or (iii) enter into any exclusive license agreement with respect to any geographic area or territory.

        2. Establishment and Maintenance of Distributor Networks. The Company agrees to continue to permit the development of Distributor networks without any geographic or exclusive territory restrictions, subject to limitations on activities in countries which have not been cleared by the Company for product sales and subject to restrictions imposed on the development of such Distributor networks by any governmental authority, including but not limited to any applicable laws or regulations. The Company will continue to develop and maintain rules and regulations and other Company policies and procedures to assist the Distributors in establishing networks and maintain and protect the integrity of Distributor networks once established.

        3. Marketing Plan. The Company may increase but not decrease the current discount percentages available to Distributors for the purchase of products from the Company and may increase but not decrease the applicable royalty override percentages (including roll-ups) and production and other bonus percentages available to Distributors at various qualification levels below the percentage levels currently provided for in the Company's Sales and Marketing Plan, including the Rules of Conduct & Distributor Policies (the "Rules of Conduct"), the Company's Career Book and other Company promotional material and literature regarding Distributors (collectively, "Company Distributor Material"), in effect as of the date hereof.

        The Company further agrees not to modify the criteria for eligibility for such discounts and/or the qualification criteria for royalty overrides and production and other bonuses, unless it does so in a manner to make eligibility and/or qualification easier but not more difficult than under the applicable criteria currently provided for in Company Distributor Material in effect as of the date hereof.

        The Company also agrees not to vary the criteria for qualification for each distributor tier (including, without limitation, the Chairman's Club, 50K President, 30K President, 20K President, President's Team, Millionaire Team, Global Expansion Team, World Team, Supervisor and Senior Consultant tiers) unless it does so in such a way so as to make qualification easier but not more difficult.

        Without limiting the foregoing, (i) the Company may decrease but may not increase the royalty override qualification thresholds of 1,000, 4,000, 10,000, 20,000, 30,000, and 50,000 royalty override points for 2%, 4%, 6% 6.5%, 6.75%
and 7% production bonuses, respectively, paid to TAB Team Distributors and may increase but may not decrease such percentages, (ii) the Company may increase but not decrease the aggregate President's Council bonus below its current level of 1% of retail product sales and (iii) the Company may not, in countries where the Company is currently operating, materially change the relative relationship between the volume points, the adjusted retail price and/or the retail price of all products sold by the Company in the markets in which such products are being sold, unless such changes are made to convert adjusted retail prices up to a full retail price basis (i.e., one volume point per US $1.00 in the United States) or unless such changes are required by applicable law or are necessary in the Company's



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reasonable business judgment to account for specific local market conditions or local currency conditions to achieve a reasonable profit on operations in such respective market or markets.

        4. Herbalife Products. The Company will continue to endeavor to provide Distributors with high quality products for distribution, and will use reasonable commercial efforts to meet the demand of Distributors for the Company's products.

        5. Termination of Distributors. The Company maintains the right to terminate any Distributor of the Company who violates the Company Rules of Conduct and Distributor Policies or other rules and regulations of the Company as adopted or amended, consistent with Company policies and procedures as published in the Career Manual or other Company literature (the "Company Rules"). The Company however does not have the right to terminate a Distributor who does not violate the Company Rules.

        A terminated Distributor must however be provided an opportunity to appeal such decision in accordance with the Rules of Conduct and Distributor policies and must be given an opportunity to present evidence relevant to the termination decision.

        Upon receipt of the appeal and other evidence, the Company must review the terminated Distributor's file and prepare a summary of the evidence for and against such termination and submit such summary without identifying the complaining party or parties, the terminated Distributor or his or her upline or downline to a committee comprised of an appointed representative from each of the Sales Department, the Distributor Relations Department and the Legal Department (the "Review Committee"). If a majority of the Review Committee determines that the terminated Distributor should not have been terminated, the Distributor shall be reinstated, but the Review Committee shall recommend an alternative penalty, if any, for the alleged violations. In making a termination decision, however, the Review Committee must consider whether the alleged violation was material.

        6. Death of A Distributor. Subject to applicable laws, a Distributorship may, upon the death of the Distributor, be transferred to a spouse or heir who is, or upon the transfer becomes, an active participant in the business, subject to the prior written approval of Herbalife, which approval shall not be unreasonably withheld, and subject to reasonable terms and conditions of transfer (including, without limitation, demonstration to Herbalife's satisfaction that the proposed transferee has the ability to actively promote the business and provide services as a distributor).

        In the event of such a transfer, the transferee shall succeed to the qualification level and earning status generated by the Distributorship without any reduction based solely as a result of the death of the decedent.

        7. Privacy. The Company agrees that all Distributor records are confidential and will not disclose any such information except (i) in the ordinary course of business, (ii) as determined by the Board of Directors or senior management of the Company to be necessary or appropriate so long as the recipient of any such information is bound by a confidentiality




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agreement and as may be required by law, legal process, regulation or other reasonable governmental or governmental agency request.

        8. Term. The term of this Amendment shall commence from the Effective Date hereof as set forth in Section 11 of this Amendment and shall continue until terminated or amended by the approval of (a) not less than fifty-one percent (51%) of the Distributors then at the level of Presidents Team earning at the production bonus level of 6% of the Company who respond to ballots sent to 100% of such Distributors, provided however that at least 50% of those Distributors entitled to vote return their ballots to the Company; and (b) a majority of the Board of Directors of the Company.

        9. Future Distributors. The Company makes this Amendment for the benefit of all future Distributors and agrees to include this Amendment in the terms of the Agreement of Distributorship of each future Distributor.

        10. Controlling Effect. In the event of any inconsistency between this Amendment, any Company Distributor Material and any other document, instrument or agreement to which the Company is now or hereafter becomes a party, the provisions of this Amendment, as amended (or terminated) in accordance with
Section 8 of this Amendment, shall prevail and be given effect.

        11. Effective Date. This Amendment is expressly conditioned upon and shall be effective only upon the date of consummation of the proposed merger pursuant to the Agreement and Plan of Merger by and among the Company, WH Acquisition Corp and WH Holdings (Cayman Islands) Ltd. dated as of April 10, 2002.

        12. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of law principles.

        13. Successors and Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors (including, without limitation, any successor in any merger, consolidation or other business combination in which the Company is not the surviving entity) and assigns whether so expressed or not. This Amendment may not be assigned by the Company; provided, however, that in the event substantially all of the assets or substantially all of the business of the Company or the Herbalife trade names or trademarks are to be disposed of by the Company in one or a series of transactions, the Company shall assign this Amendment to the Acquiror(s) of substantially all of the assets or substantially all of the business of the Company or the Herbalife trade names or trademarks in such transaction or transactions and such Acquiror(s) will agree to assume the Company's obligations hereunder. This Section 13 will apply to successive successors (including, without limitation, any successor in any merger, consolidation or other business combination in which the Company is not the surviving entity) of the parties hereto and successive assigns of this Amendment. In consideration of the provisions of this Section 13, each Distributor accepting the benefits of this amendment agrees not to employ or recruit any present, former or future employee or Distributor of the Company or any of its subsidiaries to



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serve in any type of management capacity, as an employee, consultant, advisor, distributor, member or otherwise, for any person or entity, other than the Company or any of its subsidiaries, that engages in the business of selling products through a multi-level or network marketing system or the sale of weight management products, nutritional supplements or personal care products anywhere in the United States or any other country in which the Company or one of its subsidiaries operates.

        14. Severability of Provisions. The provisions of this Amendment are severable, and the invalidity or unenforceability of any provision or provisions of this Amendment or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Amendment, which shall remain in full force and effect as if executed with the unenforceable or invalid provisions or portion thereof eliminated.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                         HERBALIFE INTERNATIONAL, INC.,
                                         a Nevada corporation


                                         By:     /s/ Francis X. Tirelli
                                                 -------------------------------
                                         Name:   Francis X. Tirelli
                                         Title:  President & CEO


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